[GRAPHIC OMITTED]

 ride the light                                          NEWS
    QWEST



                          QWEST COMMUNICATIONS REPORTS
         SECOND QUARTER 2002 RESULTS; ACHIEVES POSITIVE FREE CASH FLOW;
                     REVISES GUIDANCE FOR REMAINDER OF 2002


Investors: Please see definitions of terms used in the "Note to Investors" below.

DENVER, August 8, 2002 -- Qwest Communications International Inc. (NYSE: Q) today announced its financial results for the second quarter of 2002. On a reported basis, the company reported a net loss of ($1.14) billion or ($0.68) per share, compared to a net loss of ($3.31) billion or ($1.99) per share in the second quarter of 2001.

The loss reflects after-tax non-operating items of $926 million, or $0.55 per diluted share, due primarily to the write-down of the company's remaining investment in KPNQwest which totaled $740 million, increased bad debt reserves of $119 million associated with the WorldCom, Inc. bankruptcy, and asset impairments on real estate held for sale of $59 million. After adjusting for these charges and certain other non-operating items, the company recorded a ($0.13) normalized loss per diluted share compared with normalized earnings per share of $0.08 for the same period last year.

Free cash flow, defined as cash flow from operations less capital expenditures, totaled $320 million in the quarter. This reflects the company's reduced capital investment and continued management of working capital. For the quarter, capital expenditures were $618 million, down from $2.62 billion in the same period last year.

"We are aggressively taking the steps necessary to maximize the profitability of our core operations, delever our balance sheet and improve the delivery of services to our customers," said Richard C. Notebaert, Qwest's chairman and CEO. "I'm confident we have the right people and the right plan to deliver on both our short-term and long-term objectives."

Reported revenue for the quarter decreased 17.3 percent to $4.32 billion from $5.22 billion in the same period last year primarily due to the absence of optical capacity asset sales and certain Internet Protocol (IP) equipment sales. Recurring revenue declined approximately six percent to $4.32 billion as compared to $4.59 billion in the second quarter of 2001.

Recurring revenue for local and long-distance voice services for the quarter declined $231 million, or approximately eight percent compared to the same period last year, primarily due to industry pressures and the company's efforts to focus on more profitable products and lines of business.

Recurring revenue for data and Internet services declined 2.5 percent or $26 million in the second quarter of 2002, compared with the same period last year. Wireless services increased approximately four percent or $7 million compared to the same period last year. The company had more than 1.1 million wireless customers at the end of the second quarter 2002, 11.5 percent more than at the end of the second quarter of 2001. In addition, total quarterly DSL (digital subscriber line) revenues increased approximately 81 percent or $21 million year-over-year. Total DSL customers, including in-region and out-of-region customers, increased to 508,000 at the end of the second quarter 2002, a 37 percent increase from the same period of 2001.

For the quarter, adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) was $1.26 billion compared with adjusted EBITDA for the same period last year of $2.0 billion. This decline was mainly due to the absence of optical capacity asset sales and certain IP equipment sales, the company's continued investment in product platforms for dial Internet access and managed wavelength services, and certain unanticipated expenses recognized within the quarter for increased litigation risk and write-downs of certain inventory and assets.

As previously announced in a press release on July 28, 2002, the company expects to restate prior periods as a result of its determination that certain accounting policies may have been inappropriately applied and certain transactions were recorded incorrectly. The company is consulting with its new external auditors, KPMG LLP, on the scope of a restatement and what adjustments would be required. Until such time as these efforts have been concluded, the company cannot indicate the extent to which the results for 2000 - 2002 will be impacted.

The company is continuing to analyze its accounting policies and practices in consultation with its new auditors. In addition, the company has commenced a review of its internal controls. Qwest will attempt to conclude these analyses promptly. However, as a result of the change in auditors and the ongoing investigation by the U.S. Securities and Exchange Commission, the company cannot state with certainty when a restatement will be completed.

Accordingly, the company anticipates it will not be in a position to timely file its Quarterly Report on Form 10-Q. It expects to provide by August 19, 2002 more detailed financial disclosure about the second quarter, material trends related to its results of operations and its current liquidity and capital resources on a Form 8-K. This additional information will not be a substitute for the disclosure required in the Form 10-Q; however, until the company can file the Form 10-Q, it will provide as much relevant material financial information as it can that is of the type included in a Form 10-Q. Qwest will attempt to file the second quarter Form 10-Q as soon as it has sufficient certainty of the impact on this period of the expected restatement.

FINANCIAL GUIDANCE
Qwest announced revised financial guidance for full year 2002. The company expects its near-term outlook to continue to be affected by industry, competitive and economic conditions. Accordingly, Qwest expects total revenue in the range of $17.1 - $17.4 billion, adjusted EBITDA in the range of $5.4 - $5.6 billion, capital expenditures in the range of $3.0 - $3.1 billion, and a normalized loss per share of ($0.46) - ($0.49). In addition, the company expects to be cash flow positive for 2002. This guidance includes the results of QwestDex for all periods in 2002.

MARKET SEGMENTS
---------------

BUSINESS SERVICES
Recurring business services revenues for the quarter totaled $1.55 billion. Excluding optical capacity asset and certain IP equipment sales of $69 million from the second quarter of 2001, business services revenues declined 2.4 percent versus the same period last year. Growth in recurring data and Internet services of eight percent was offset by declines in local and long-distance voice revenues of approximately eight percent.

Qwest continues to expand its share of enterprise business and government customers and during the quarter signed agreements to provide services to the National Oceanic and Atmospheric Administration (NOAA), Flagstar Bank, Honeywell and Allegheny Power.

CONSUMER SERVICES
Consumer services revenues totaled $1.41 billion, representing a decrease of 4.8 percent, or $71 million, compared with the second quarter of 2001. Continued growth in DSL and wireless services was offset by a decline in consumer access lines of 4.6 percent and continued efforts to improve profitability by slowing the company's acquisition efforts of out-of-region long-distance customers.

As of June 30, 2002, approximately 37 percent of Qwest in-region consumer customers subscribed to a package, or bundle, of services that may include Internet access, DSL, wireless, voice messaging, caller identification or additional lines. This represents an increase of 24 percent over the second quarter 2001.

WHOLESALE SERVICES
Recurring wholesale services revenues totaled $995 million. Excluding optical capacity asset sales and certain IP equipment sales of $566 million from the second quarter of 2001, revenues declined approximately 12 percent versus the same period last year. The decline is attributable mainly to reduced volumes and mandated rate reductions for switched access services, lower demand for in-region co-location and billing and collection services, and increased pricing on certain voice products to improve profitability.

DIRECTORY SERVICES
Directory services revenues decreased less than one percent, or $3 million, primarily due to the extension of the life of 15 directories in 2001 from 12 months to 13 months offsetting increased advertising rates in 2002. All books published in the second quarter of 2002 had 12 month service lives.

UPDATE ON IMPAIRMENT CHARGES
As previously announced, Qwest expects an impairment of the carrying amount of its goodwill upon adoption of FASB Statement No. 142. The company's new auditors are reviewing the methodology for determining the impairment. As a result, Qwest has not recorded an impairment charge within the current quarter, but expects to do so at a later date. In addition, the company believes certain network assets are impaired and additional charges will be required in accordance FASB Statement No. 144. The company is in the process of quantifying the impact of the impairment and believes it will be material.

BALANCE SHEET AND LIQUIDITY
Qwest has informed the agent bank under its credit facility that it is in compliance with the financial covenants in the credit facility, and Qwest is in compliance with the financial covenants in its indentures, each as of June 30, 2002.

The company has been in discussions with Bank of America, the administrative agent for its syndicated credit facility, about restructuring the facility. The company currently expects that the administrative agent will approach the credit facility lenders within the next week to begin to seek approval for a restructuring proposal that would extend the maturity of the credit facility and modify the financial covenants.

In addition, Banc of America Securities LLC has agreed to act as sole arranger and sole book runner for a proposed $500 million Senior Secured Credit Facility at the company's QwestDex, Inc. subsidiary. The company has obtained a commitment from an affiliate of Bank of America for $200 million of this proposed new facility. The commitment is subject to completion of the restructuring of the existing syndicated credit facility and other customary closing conditions for a facility of this type, including the parties entering into definitive agreements. The company believes it will be able to complete the new facility and the restructuring of its existing credit facility in the third quarter; however, there can be no assurance that either can be completed in that time frame or on terms satisfactory to the company.

The company continues its efforts to delever its balance sheet. The sale of QwestDex is the most significant of these efforts. The company is in late stage negotiations with bidders to sell all or part of QwestDex.

NOTE TO INVESTORS
"Reported" results in the applicable period are prepared in accordance with what the company believed, at the relevant time, were generally accepted accounting principles in the United States (GAAP). Since the company is analyzing its accounting policies and practices, the results in prior periods may be determined not to have been in accordance with GAAP. Recurring and adjusted or normalized results are not prepared in accordance with GAAP.

"Recurring" results reflect adjustments made for optical capacity asset sales revenue, certain IP equipment sales and other items, such as contractual settlements in the periods presented. The IP equipment sales for which our results have been adjusted to derive "recurring" results primarily include individually large and infrequent wholesale sales. For the three months ended June 30, 2002 and June 30, 2001, the recurring revenue adjustments were $0 and $635 million, respectively.

"Free cash flow" results reflect cash flow from operations less capital expenditures.

"Normalized" results reflect adjustments to eliminate the impacts of non-recurring and non-operating items, which for the relevant periods may include merger-related and other charges, gains (losses) on the sale of rural exchanges, gains (losses) on the sale of investments, depreciation adjustment for access lines returned to service, the write-down of investments, KPNQwest restructuring charges, changes in the market value of financial instruments, gains (losses) on discontinued operations, asset impairments on real estate held for sale and gains (losses) on the early retirement of debt. In addition, the company normalized in the second quarter for the increased bad debt reserves associated with the WorldCom, Inc. bankruptcy consistent with other telecommunications providers. For additional details on these adjustments, readers should refer to Attachments C and D.

"Adjusted EBITDA" excludes all items adjusted as a normalizing item. Adjusted EBITDA does not represent cash flow for the periods presented and should not be considered as an alternative to cash flows as a source of liquidity. Qwest's definition of adjusted EBITDA is not necessarily comparable with adjusted EBITDA or similar non-GAAP concepts used by other companies or with similar concepts used in Qwest's debt instruments. Adjusted EBITDA is provided as a complement to the financial results reported in accordance with GAAP and is presented to provide investors additional information concerning the company's operations. The adjusted EBITDA for the three months ended June 30, 2002 is the same as the number calculated by the company for the same period under the credit facility definition. The covenant under the credit facility requires a comparison of debt to Consolidated EBITDA for the most recent four quarters, and on this basis, as of June 30, 2002 the total adjusted EBITDA for the four quarters ended June 30, 2002 is .23 percent higher than the number calculated by the company for the same period under the credit facility definition.

Certain reclassifications have been made to prior periods to conform to the current presentation.

CONFERENCE CALL TODAY
As previously announced, Qwest will host a conference call for investors and the media today at 9:00 a.m. (EDT) with Notebaert and Oren Shaffer, Qwest vice chairman and CFO. The call may be heard on the Web at
www.qwest.com/about/investor/meetings.
-------------------------------------

About Qwest
Qwest Communications International Inc. (NYSE: Q) is a leader in reliable, scalable and secure broadband data, voice and image communications for businesses and consumers. The Qwest Macro Capacity(R) Fiber Network, designed with the newest optical networking equipment for speed and efficiency, spans more than 175,000 miles globally. For more information, please visit the Qwest Web site at www.qwest.com.

                                      # # #


This release may contain projections and other forward-looking statements that involve assumptions, risks and uncertainties. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date of this release. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest Communications International Inc. (together with its affiliates, "Qwest", "we" or "us") with the Securities and Exchange Commission (the "SEC"), specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: the duration and extent of the current economic downturn in our 14-state local service area, including its effect on our customers and suppliers; any adverse outcome of the SEC's current inquiries into Qwest's accounting policies, practices and procedures; adverse results of increased review and scrutiny by the Department of Justice, other regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise; rapid and significant changes in technology and markets; failure to achieve the projected synergies and financial results expected to result from the acquisition of U S WEST, and difficulties in combining the operations of the combined company; our future ability to provide interLATA services within our 14-state local service area; potential fluctuations in quarterly results; volatility of Qwest's stock price; intense competition in the markets in which we compete; changes in demand for our products and services; dependence on new product development and acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; adverse changes in the regulatory or legislative environment affecting our business; adverse developments in commercial disputes or legal proceedings; and changes in the outcome of future events from the assumed outcome included by Qwest in its significant accounting policies. The information contained in this release is a statement of Qwest's present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Qwest's assumptions. Qwest may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Qwest's assumptions or otherwise. The cautionary statements contained or referred to in this release should be considered in connection with any subsequent written or oral forward looking statements that Qwest or persons acting on its behalf may issue. This release may include analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Qwest logo is a registered trademark of, and CyberCenter is a service mark of, Qwest Communications International Inc. in the U.S. and certain other countries.


      Contacts:     Media Contact:                  Investor Contact:
                    --------------                  -----------------
                    Tyler Gronbach                  Stephanie Comfort
                    303-992-2155                    800-567-7296
                    tyler.gronbach@qwest.com        IR@qwest.com


                                                ATTACHMENT A

                                   QWEST COMMUNICATIONS INTERNATIONAL INC.
                        CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - AS REPORTED
                                   (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                                 (UNAUDITED)


                                              Three Months Ended               Six Months Ended
                                                   June 30,                         June 30,
                                             --------------------      %      --------------------     %
                                               2002        2001      Change     2002        2001     Change
----------------------------------------     --------    --------   --------  --------    --------  --------
REVENUES:
Business services                            $  1,551    $  1,657     (6.4)   $  3,096    $  3,439    (10.0)
Consumer services                               1,410       1,481     (4.8)      2,839       2,944     (3.6)
Wholesale services                                995       1,699    (41.4)      2,016       3,148    (36.0)
Directory services                                345         348     (0.9)        695         690      0.7
Network services and other revenue                 15          34    (55.9)         35          46    (23.9)
                                             --------    --------             --------    --------
Total revenues                                  4,316       5,219    (17.3)      8,681      10,267    (15.4)

OPERATING EXPENSES:
Cost of sales                                   1,644       1,848    (11.0)      3,217       3,643    (11.7)
Selling, general and administrative             1,699       1,342     26.6       3,038       2,600     16.8
Depreciation                                    1,075         865     24.3       2,129       1,696     25.5
Depreciation adjustment for access lines
returned to service                                --         222   (100.0)         --         222   (100.0)

Goodwill and other intangible amortization         85         392    (78.3)        170         711    (76.1)

Merger-related and other charges                   --         415   (100.0)         --         624   (100.0)
                                             --------    --------             --------    --------
Operating (loss) income                          (187)        135   (238.5)        127         771    (83.5)

OTHER EXPENSE (INCOME):
Interest expense - net                            455         343     32.7         866         681     27.2
Loss on changes in market value of
financial instruments                              --          23   (100.0)         --          --       --
Gain on sales of rural exchanges                   --         (50)   100.0          --         (50)   100.0
Loss on sales of investments and
FMV adjustments                                    11          --       --          21          --       --
Investment write-downs                            740       3,108    (76.2)      1,202       3,247    (63.0)
Other expense - net                                38          14    171.4         209          34    514.7
                                             --------    --------             --------    --------
Total other expense - net                       1,244       3,438    (63.8)      2,298       3,912    (41.3)

                                             --------    --------             --------    --------
Loss before income taxes, discontinued
operations and extraordinary item              (1,431)     (3,303)   (56.7)     (2,171)     (3,141)   (30.9)

Income tax (benefit) provision                   (298)          3       NM        (334)        147   (327.2)
                                             --------    --------             --------    --------
Loss from continuing operations                (1,133)     (3,306)    65.7      (1,837)     (3,288)    44.1
                                             --------    --------             --------    --------

DISCONTINUED OPERATIONS:
(Loss) income from discontinued
   operations                                      (5)         --       --          (5)          1   (600.0)
Income tax benefit                                  2          --       --           2          --       --
                                             --------    --------             --------    --------
Loss before extraordinary item                 (1,136)     (3,306)    65.6      (1,840)     (3,287)    44.0
                                             --------    --------             --------    --------
Extraordinary item - early retirement of
debt, net of tax                                   --          --       --           6         (65)  (109.2)
                                             --------    --------             --------    --------

NET LOSS                                     $ (1,136)   $ (3,306)    65.6    $ (1,834)   $ (3,352)    45.3
                                             ========    ========             ========    ========

Basic loss per share                         $  (0.68)   $  (1.99)    65.8    $  (1.10)   $  (2.02)    45.5
                                             ========    ========             ========    ========

Basic average shares outstanding                1,678       1,661      1.0       1,672       1,659      0.8
                                             ========    ========             ========    ========

Diluted loss per share                       $  (0.68)   $  (1.99)    65.8    $  (1.10)   $  (2.02)    45.5
                                             ========    ========             ========    ========

Diluted average shares outstanding              1,678       1,661      1.0       1,672       1,659      0.8
                                             ========    ========             ========    ========

Dividends per share                          $     --    $   0.05   (100.0)   $     --    $   0.05   (100.0)
                                             ========    ========             ========    ========


                                                ATTACHMENT B

                                   QWEST COMMUNICATIONS INTERNATIONAL INC.
                      CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - NORMALIZED (1)
                                   (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                                 (UNAUDITED)


                                             Three Months Ended                Six Months Ended
                                                  June 30,                         June 30,
                                             -------------------      %       -------------------      %
                                              2002        2001      Change     2002        2001      Change
------------------------------------------   -------     -------   --------   -------     -------   --------
REVENUES:
Business services                            $ 1,551     $ 1,657     (6.4)    $ 3,096     $ 3,439    (10.0)
Consumer services                              1,413       1,484     (4.8)      2,846       2,950     (3.5)
Wholesale services                               995       1,699    (41.4)      2,016       3,148    (36.0)
Directory services                               345         348     (0.9)        695         690      0.7
Network services and other revenue                15          34    (55.9)         35          46    (23.9)
                                             -------     -------              -------     -------
Total revenues                                 4,319       5,222    (17.3)      8,688      10,273    (15.4)

OPERATING EXPENSES:
Cost of sales                                  1,647       1,850    (11.0)      3,222       3,646    (11.6)
Selling, general and administrative            1,412       1,343      5.1       2,752       2,601      5.8
                                             -------     -------              -------     -------
Adjusted EBITDA (2)                            1,260       2,029    (37.9)      2,714       4,026    (32.6)

Adjusted EBITDA margin                          29.2%       38.9%                31.2%       39.2%

Depreciation                                   1,075         865     24.3       2,130       1,697     25.5
Goodwill and other intangible amortization        85         392    (78.3)        170         711    (76.1)
                                             -------     -------              -------     -------
Operating income                                 100         772    (87.0)        414       1,618    (74.4)

OTHER EXPENSE:
Interest expense - net                           455         343     32.7         866         681     27.2
Other expense  - net                              38          14    171.4         135          34    297.1
                                             -------     -------              -------     -------
Total other expense - net                        493         357     38.1       1,001         715     40.0
                                             -------     -------              -------     -------
(Loss) income before income taxes               (393)        415   (194.7)       (587)        903   (165.0)

Income tax (benefit) provision                  (183)        287   (163.8)       (215)        557   (138.6)
                                             -------     -------              -------     -------
NET (LOSS) INCOME                            $  (210)    $   128   (264.1)    $  (372)    $   346   (207.5)
                                             =======     =======              =======     =======


Basic (loss) earnings per share              $ (0.13)    $  0.08   (262.5)    $ (0.22)    $  0.21   (204.8)
                                             =======     =======              =======     =======

Basic average shares outstanding               1,678       1,661      1.0       1,672       1,659      0.8
                                             =======     =======              =======     =======

Diluted (loss) earnings per share            $ (0.13)    $  0.08   (262.5)    $ (0.22)    $  0.21   (204.8)
                                             =======     =======              =======     =======

Diluted average shares outstanding             1,678       1,674      0.2       1,672       1,674     (0.1)
                                             =======     =======              =======     =======

Diluted cash (loss) earnings per share (3)   $ (0.09)    $  0.29   (131.0)    $ (0.16)    $  0.59   (127.1)
                                             =======     =======              =======     =======

     (1) The consolidated normalized statements have been adjusted to eliminate the impacts of non-recurring and non-operating items, which for the relevant periods include Merger-related and other charges, asset impairments, a depreciation adjustment for access lines returned to service, gains (losses) on the sale of rural exchanges, gains (losses) on the sale of investments, the write-down of investments, KPNQwest restructuring charges, changes in the market value of financial instruments, gains (losses) on discontinued operations and gains (losses) on the early retirements of debt. In addition, the normalized statements adjust for a charge recorded by the company in the second quarter to increase its bad debt reserves associated with the WorldCom, Inc. bankruptcy. The Merger has been accounted for as a purchase transaction. Certain reclassifications have been made to prior periods to conform to the current presentation.
     (2) Adjusted earnings before interest, income taxes, depreciation and amortization ("Adjusted EBITDA") excludes all items adjusted as a normalizing item and does not represent cash flow for the periods presented and should not be considered as an alternative to net earnings (loss) as an indicator of our operating performance or as an alternative to cash flows as a source of liquidity, and may not be comparable with EBITDA as defined by other companies.
     (3) Diluted cash (loss) earnings per share represent diluted (loss) earnings per share adjusted to add back the after-tax amortization of goodwill and other intangible assets.


                                                        ATTACHMENT C

                                           QWEST COMMUNICATIONS INTERNATIONAL INC.
                                     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)
                                           (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                                         (UNAUDITED)


                                                     Three Months Ended                         Three Months Ended
                                                        June 30, 2002                             June 30, 2001
                                             -------------------------------------     -------------------------------------
                                                As                                        As
                                              Reported    Normalized    Normalized      Reported    Normalized    Normalized
                                              Results     Adjustments     Results       Results     Adjustments     Results
-----------------------------------------    ---------     ---------     ---------     ---------     ---------     ---------
REVENUES:
Business services                            $   1,551     $      --     $   1,551     $   1,657     $      --     $   1,657
Consumer services                                1,410             3         1,413         1,481             3         1,484
Wholesale services                                 995            --           995         1,699            --         1,699
Directory services                                 345            --           345           348            --           348
Network services and other revenue                  15            --            15            34            --            34
                                             ---------     ---------     ---------     ---------     ---------     ---------
Total revenues                                   4,316             3         4,319         5,219             3         5,222

OPERATING EXPENSES:
Cost of sales                                    1,644             3         1,647         1,848             2         1,850
Selling, general and administrative              1,699          (287)        1,412         1,342             1         1,343
                                             ---------     ---------     ---------     ---------     ---------     ---------
Adjusted EBITDA (2)                                                          1,260                                     2,029

Adjusted EBITDA margin                                                        29.2%                                     38.9%

Depreciation                                     1,075            --         1,075           865            --           865
Depreciation adjustment for access
lines returned to service                           --            --            --           222          (222)           --
Goodwill and other intangible
amortization                                        85            --            85           392            --           392

Merger-related and other charges                    --            --            --           415          (415)           --
                                             ---------     ---------     ---------     ---------     ---------     ---------
Operating income                                  (187)          287           100           135           637           772

OTHER EXPENSE (INCOME):
Interest expense - net                             455            --           455           343            --           343
Loss on changes in market value of
financial instruments                               --            --            --            23           (23)           --
Gain on sales of rural exchanges                    --            --            --           (50)           50            --
Loss on sales of investments and
   FMV adjustments                                  11           (11)           --            --            --            --
Investment write-downs                             740          (740)           --         3,108        (3,108)           --
Loss on asset impairments
Other expense - net                                 38            --            38            14            --            14
                                             ---------     ---------     ---------     ---------     ---------     ---------
Total other expense - net                        1,244          (751)          493         3,438        (3,081)          357

                                             ---------     ---------     ---------     ---------     ---------     ---------
(Loss) income before income taxes,
discontinued operations and
extraordinary item                              (1,431)        1,038          (393)       (3,303)        3,718           415

Income tax (benefit) provision                    (298)          115          (183)            3           284           287
                                             ---------     ---------     ---------     ---------     ---------     ---------
(Loss) income from continuing
    operations                                  (1,133)          923          (210)       (3,306)        3,434           128
                                             ---------     ---------     ---------     ---------     ---------     ---------

DISCONTINUED OPERATIONS:
(Loss) from discontinued operations                 (5)            5            --            --            --            --
Income tax benefit                                   2            (2)           --            --            --            --
                                             ---------     ---------     ---------     ---------     ---------     ---------

NET (LOSS) INCOME                            $  (1,136)          926          (210)    $  (3,306)        3,434           128
                                             =========     =========     =========     =========     =========     =========

Basic (loss) earnings per share              $   (0.68)                  $   (0.13)    $   (1.99)                  $    0.08
                                             =========                   =========     =========                   =========

Basic average shares outstanding                 1,678                       1,678         1,661                       1,661
                                             =========                   =========     =========                   =========

Diluted (loss) earnings per share            $   (0.68)                  $   (0.13)    $   (1.99)                  $    0.08
                                             =========                   =========     =========                   =========

Diluted average shares outstanding               1,678                       1,678         1,661                       1,674
                                             =========                   =========     =========                   =========

Diluted cash (loss) earnings per share (3)                               $   (0.09)                                $    0.29
                                                                         =========                                 =========

     (1) The consolidated normalized statements have been adjusted to eliminate the impacts of non-recurring and non-operating items, which for the relevant periods include Merger-related and other charges, asset impairments, a depreciation adjustment for access lines returned to service, gains (losses) on the sale of rural exchanges, gains (losses) on the sale of investments, the write-down of investments, KPNQwest restructuring charges, changes in the market value of financial instruments, gains (losses) on discontinued operations and gains (losses) on the early retirements of debt. In addition, the normalized statements adjust for a charge recorded by the company in the second quarter to increase its bad debt reserves associated with the WorldCom, Inc. bankruptcy. The Merger has been accounted for as a purchase transaction. Certain reclassifications have been made to prior periods to conform to the current presentation.
     (2) Adjusted earnings before interest, income taxes, depreciation and amortization ("Adjusted EBITDA") excludes all items adjusted as a normalizing item and does not represent cash flow for the periods presented and should not be considered as an alternative to net earnings (loss) as an indicator of our operating performance or as an alternative to cash flows as a source of liquidity, and may not be comparable with EBITDA as defined by other companies.
     (3) Diluted cash (loss) earnings per share represent diluted (loss) earnings per share adjusted to add back the after-tax amortization of goodwill and other intangible assets.


                                                         ATTACHMENT D

                                           QWEST COMMUNICATIONS INTERNATIONAL INC.
                                     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)
                                           (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                                         (UNAUDITED)


                                                       Six Months Ended                          Six Months Ended
                                                         June 30, 2002                             June 30, 2001
                                             --------------------------------------    --------------------------------------
                                                As                                        As
                                              Reported     Normalized    Normalized     Reported     Normalized    Normalized
                                              Results      Adjustments   Adjustments    Results      Adjustments   Adjustments
------------------------------------------   ----------    ----------    ----------    ----------    ----------    ----------
REVENUES:
Business services                            $    3,096    $       --    $    3,096    $    3,439    $       --    $    3,439
Consumer services                                 2,839             7         2,846         2,944             6         2,950
Wholesale services                                2,016            --         2,016         3,148            --         3,148
Directory services                                  695            --           695           690            --           690
Network services and other revenue                   35            --            35            46            --            46
                                             ----------    ----------    ----------    ----------    ----------    ----------
Total revenues                                    8,681             7         8,688        10,267             6        10,273

OPERATING EXPENSES:

Cost of sales                                     3,217             5         3,222         3,643             3         3,646
Selling, general and administrative               3,038          (286)        2,752         2,600             1         2,601
                                             ----------    ----------    ----------    ----------    ----------    ----------
Adjusted EBITDA (2)                                                           2,714                                     4,026

Adjusted EBITDA margin                                                         31.2%                                     39.2%

Depreciation                                      2,129             1         2,130         1,696             1         1,697
Depreciation adjustment for access
lines returned to service                            --            --            --           222          (222)           --
Goodwill and other intangible
amortization                                        170            --           170           711            --           711

Merger-related and other charges                     --            --            --           624          (624)           --
                                             ----------    ----------    ----------    ----------    ----------    ----------
Operating income                                    127           287           414           771           847         1,618

OTHER EXPENSE (INCOME):
Interest expense - net                              866            --           866           681            --           681
Gain on sales of rural exchanges
and fixed assets                                     --            --            --           (50)           50            --
Loss on sales of investments and
FMV adjustments                                      21           (21)           --            --            --            --
Investment write-downs                            1,202        (1,202)           --         3,247        (3,247)           --
Other expense - net                                 209           (74)          135            34            --            34
                                             ----------    ----------    ----------    ----------    ----------    ----------
Total other expense - net                         2,298        (1,297)        1,001         3,912        (3,197)          715
                                             ----------    ----------    ----------    ----------    ----------    ----------
(Loss) income before income taxes,
discontinued operations and
extraordinary item                               (2,171)        1,584          (587)       (3,141)        4,044           903

Income tax (benefit) provision                     (334)          119          (215)          147           410           557
                                             ----------    ----------    ----------    ----------    ----------    ----------
(Loss) income from continuing
   operations                                    (1,837)        1,465          (372)       (3,288)        3,634           346
                                             ----------    ----------    ----------    ----------    ----------    ----------

DISCONTINUED OPERATIONS:
(Loss) income from discontinued
   operations                                        (5)            5            --             1            (1)           --
Income tax benefit                                    2            (2)           --            --            --            --
                                             ----------    ----------    ----------    ----------    ----------    ----------

(Loss) income before extraordinary
item                                             (1,840)        1,468          (372)       (3,287)        3,633           346
                                             ----------    ----------    ----------    ----------    ----------    ----------
Extraordinary item - early retirement of
debt, net of tax                                      6            (6)           --           (65)           65            --

                                             ----------    ----------    ----------    ----------    ----------    ----------
NET (LOSS) INCOME                            $   (1,834)   $    1,462    $     (372)   $   (3,352)   $    3,698    $      346
                                             ==========    ==========    ==========    ==========    ==========    ==========

Basic (loss) earnings per share              $    (1.10)                 $    (0.22)   $    (2.02)                 $     0.21
                                             ==========                   ==========    ==========                 ==========

Basic average shares outstanding                  1,672                       1,672         1,659                       1,659
                                             ==========                   ==========    ==========                 ==========

Diluted (loss) earnings per share            $    (1.10)                 $    (0.22)   $    (2.02)                 $     0.21
                                             ==========                   ==========    ==========                 ==========

Diluted average shares outstanding                1,672                       1,672         1,659                       1,674
                                             ==========                   ==========    ==========                 ==========

Diluted cash (loss) earnings per share (3)                               $    (0.16)                               $     0.59
                                                                         ==========                                ==========

     (1) The consolidated normalized statements have been adjusted to eliminate the impacts of non-recurring and non-operating items, which for the relevant periods include Merger-related and other charges, asset impairments, a depreciation adjustment for access lines returned to service, gains (losses) on the sale of rural exchanges, gains (losses) on the sale of investments, the write-down of investments, KPNQwest restructuring charges, changes in the market value of financial instruments, gains (losses) on discontinued operations and gains (losses) on the early retirements of debt. In addition, the normalized statements adjust for a charge recorded by the company in the second quarter to increase its bad debt reserves associated with the WorldCom, Inc. bankruptcy. The Merger has been accounted for as a purchase transaction. Certain reclassifications have been made to prior periods to conform to the current presentation.
     (2) Adjusted earnings before interest, income taxes, depreciation and amortization ("Adjusted EBITDA") excludes all items adjusted as a normalizing item and does not represent cash flow for the periods presented and should not be considered as an alternative to net earnings (loss) as an indicator of our operating performance or as an alternative to cash flows as a source of liquidity, and may not be comparable with EBITDA as defined by other companies.
     (3) Diluted cash (loss) earnings per share represent diluted (loss) earnings per share adjusted to add back the after-tax amortization of goodwill and other intangible assets.

                                       ATTACHMENT E

                         QWEST COMMUNICATIONS INTERNATIONAL INC.
                                SELECTED CONSOLIDATED DATA
                                       (UNAUDITED)

                                                         As of and for the
                                                        Three Months Ended
                                                              June 30,
                                                       ---------------------        %
                                                         2002         2001        Change
                                                       --------     --------     --------
Free cash flow (1)                                     $    320     ($ 1,473)         NM

Capital expenditures (in millions)                     $    618     $  2,616        (76.4%)

Total employees                                          55,080       65,479        (15.9%)

DSL:
  Out-of-region subscribers (in thousands)                   23           10        130.0%
  In-region subscribers (in thousands)                      485          360         34.7%
     Qualified households/businesses (in millions)          4.1          3.6         13.9%
     DSL equipped central offices                           369          303         21.8%
     Subscribers per equipped central office              1,315        1,187         10.8%

Wireless/PCS:
     Revenues (in millions)                            $    188     $    181          3.9%
     Subscribers (in thousands)                           1,117        1,002         11.5%
     ARPU (in dollars)                                 $     48     $     52         (7.7%)
     Cost per gross addition (CPGA)                    $    248     $    322        (23.0%)
     Penetration                                           5.09%        5.26%        (3.2%)

Access lines (in thousands): (2)
  Business
      Retail (3)                                          5,113        5,390         (5.1%)
      Resale                                                 82          179        (54.2%)
      UNE-P                                                 512          451         13.5%
      Unbundled Loop                                        398          232         71.6%
                                                       --------     --------
          Total Business                                  6,105        6,252         (2.4%)
                                                       --------     --------

  Consumer
      Primary line                                        9,425        9,822         (4.0%)
      Additional line                                     1,696        1,810         (6.3%)
      Public line                                           127          156        (18.6%)
                                                       --------     --------
      Total Consumer                                     11,248       11,788         (4.6%)
                                                       --------     --------
      Total access lines                                 17,353       18,040         (3.8%)
                                                       ========     ========

Minutes of use from Carriers and CLECs (in millions)     15,809       17,827        (11.3%)

Voice grade equivalent access lines (in thousands):
  Business                                               48,014       40,820         17.6%
  Consumer                                               12,678       12,786         (0.8%)
                                                       --------     --------
      Total voice grade equivalents                      60,692       53,606         13.2%
                                                       ========     ========

(1) Free cash flow is calculated as cash provided (used) from operation, less capital expenditures.
(2) Access line and voice grade equivalent data has been adjusted for prior periods to conform to the current period presentation.
(3) Business retail access line counts include lines sold to interexchange carriers at retail rates, however the revenue for these lines is accounted for in Wholesale.

                                  ATTACHMENT F

                     QWEST COMMUNICATIONS INTERNATIONAL INC.
                     SELECTED CONSOLIDATED DATA - NORMALIZED
                              (DOLLARS IN MILLIONS)
                                   (UNAUDITED)

The following table shows a breakdown of revenues by major products and services for the three primary segments:

                                Business services     Consumer services     Wholesale services
                                  Three months          Three months           Three months
                                 ended June 30,        ended June 30,         ended June 30,
                               -------------------   -------------------   -------------------
Services & products:             2002       2001       2002       2001       2002       2001
--------------------           --------   --------   --------   --------   --------   --------
IP & data services             $    607   $    562   $     48   $     51   $    354   $    419
Optical capacity asset sales          0         69          0          0          0        361
IP equipment and other                0          0          0          0          0        205
                               --------   --------   --------   --------   --------   --------
   Total IP & data                  607        631         48         51        354        985

Voice - long distance               219        226         99        164        236        244
Voice - local                       689        759      1,091      1,103        372        444
Wireless                             22         23        166        157          0          1
Other                                14         18          9          9         33         25
                               --------   --------   --------   --------   --------   --------
   Total                       $  1,551   $  1,657   $  1,413   $  1,484   $    995   $  1,699
                               ========   ========   ========   ========   ========   ========

                                  ATTACHMENT G
                     QWEST COMMUNICATIONS INTERNATIONAL INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                              (DOLLARS IN MILLIONS)
                                   (UNAUDITED)



                                                       June 30,     December 31,
                                                         2002           2001
-------------------------------------------------     ----------     ----------
                                                      (Unaudited)
ASSETS
Current assets:
Cash and cash equivalents                             $      699     $      257
Accounts receivable - net                                  3,825          4,502
Inventories and supplies                                      86            170
Restricted Cash                                              750             --
Prepaid and other                                            473            566
                                                      ----------     ----------
    Total current assets                                   5,833          5,495

Property, plant and equipment - net                       29,763         30,238
Investments                                                   53          1,400
Goodwill and intangibles - net                            34,470         34,523
Other assets                                               2,190          2,125
                                                      ----------     ----------

    Total assets                                      $   72,309     $   73,781
                                                      ==========     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings                                 $    5,894     $    4,806
Accounts payable                                           1,290          1,529
Accrued expenses and other current liabilities             2,564          3,262
Advance billings and customer deposits                       391            392
                                                      ----------     ----------
    Total current liabilities                             10,139          9,989


Long-term borrowings                                      20,370         20,197
Post-retirement and other post-employment
   benefit obligations                                     2,881          2,923
Deferred taxes, credits and other                          4,021          4,017

Stockholders' equity                                      34,898         36,655
                                                      ----------     ----------

    Total liabilities and stockholders' equity        $   72,309     $   73,781
                                                      ==========     ==========

                                           ATTACHMENT H

                             QWEST COMMUNICATIONS INTERNATIONAL INC.
                         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                      (DOLLARS IN MILLIONS)
                                           (UNAUDITED)


                                                                            Six Months Ended
                                                                                 June 30,
                                                                         ------------------------
                                                                            2002          2001
                                                                         ----------    ----------
OPERATING ACTIVITIES:
Net Loss:                                                                $   (1,834)   $   (3,352)
Adjustments to net loss:
      Depreciation and amortization                                           2,299         2,629
      Loss on sale of investments and fair value adjustments, net                26            17
      Non-Cash Merger-related charges                                            (1)          479
      Provision for bad debts                                                   435           251
      Asset impairment charge                                                 1,333         3,189
      Equity loss on investments                                                155            47
      Deferred Income taxes                                                     (78)          591
      (Gain) loss on early retirement of debt, net                               (6)           65
Changes in operating assets and liabilities:
      Accounts receivable                                                       230          (857)
      Inventories, supplies, prepaids and other current assets                   55          (209)
      Accounts payable, accrued expenses and advance billings                  (718)           17
      Restructuring and Merger-related reserves                                (251)         (330)
Other                                                                            20           (61)
                                                                         ----------    ----------
Cash provided by operating activities                                         1,665         2,476
                                                                         ----------    ----------

INVESTING ACTIVITIES:
Expenditures for property, plant and equipment                               (1,814)       (5,559)
Other                                                                            59            19
                                                                         ----------    ----------
Cash used for investing activities                                           (1,755)       (5,540)
                                                                         ----------    ----------

FINANCING ACTIVITIES:
Net proceeds from current borrowings                                             97         2,296
Proceeds from issuance of long-term borrowings                                1,476         3,238
Repayments of long-term borrowings                                             (236)       (1,102)
Cash restricted for the repayment of short-term borrowings                     (750)           --
Costs relating to the early retirement of debt                                   --          (106)
Proceeds from issuances of common stock                                          11           280
Repurchase of stock                                                             (12)       (1,000)
Dividends paid on common stock                                                   --           (83)
Debt issuance costs                                                             (54)          (97)
                                                                         ----------    ----------
Cash provided by financing activities                                           532         3,426
                                                                         ----------    ----------

CASH AND CASH EQUIVALENTS:
Increase                                                                        442           362
Beginning balance                                                               257           154
                                                                         ----------    ----------
Ending balance                                                           $      699    $      516
                                                                         ==========    ==========